Exhibit 99.1
NYSE MKT Equities Exchange Symbol - UEC

Uranium Energy Corp Provides Update on Permitting for Goliad, Burke Hollow and Channen Projects in South Texas

Corpus Christi, TX, May 21, 2012 - Uranium Energy Corp. (NYSE MKT: UEC, the "Company" or "UEC") is pleased to provide an update and progress report resulting from recent correspondence whereby the regional EPA requested additional information from the Texas Commission on Environmental Quality (the "TCEQ") regarding the Company's aquifer exemption at its Goliad in-situ recovery ("ISR") uranium project located in Goliad County in South Texas.

The Company has received all of the required permits to begin construction at the Goliad ISR project. As announced in previous releases, an aquifer exemption is required before uranium recovery activities can be initiated. Aquifer exemptions are issued jointly by the regional EPA and the State (TCEQ). TCEQ has earlier granted the Goliad project aquifer exemption, and has filed a request for EPA's concurrence. With the regional EPA's concurrence, UEC can initiate uranium recovery operations at the site.

In past reviews of aquifer exemptions, the EPA has made requests for additional information as part of its ordinary review process, and, as noted in its letter to the TCEQ, has issued more than 30 aquifer exemptions for in-situ uranium mining in Texas. The Company will continue to work with the TCEQ and the EPA as the review process moves forward.

Burke Hollow ISR Project in Bee County

The Company is also pleased to report receipt last week of the exploration permit for the new Burke Hollow project in Bee County. Exploration drilling will commence here this week. The drilling program will extend and delineate mineralized zones discovered from historical drilling by a subsidiary of Total Minerals in 1993, and will also include a statistical grid covering the entire 17,510-acre property.

Channen ISR Project in Goliad County

By mid-June, UEC also anticipates receipt of the exploration permit for the Company's newest project in South Texas, the Channen ISR project in Goliad County, with initial drilling to commence by the end of June. The drill program will initially consist of a statistical grid covering the entire 10,704-acre property.

About Uranium Energy Corp.

Uranium Energy Corp. is a U.S.-based uranium production, development and exploration company operating North America's newest emerging uranium mine. The Company's fully licensed and permitted Hobson processing facility is central to all of its projects in South Texas, including the Palangana in-situ recovery project, which is ramping up initial production, and the Goliad in-situ recovery project which has been granted its Mine Permit and is in the initial stages of mine construction.  The Company's operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact North America: Investor Relations, Uranium Energy Corp.:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com
Stock Exchange Information:
NYSE-MKT: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.